                                                                   EXHIBIT 10.13

                      REDEVELOPMENT/LAND LEASE AGREEMENT


          THIS REDEVELOPMENT/LAND LEASE AGREEMENT, made as of the 12/th/ day of June, 2001 (the "Effective Date"), by and between the PERTH AMBOY REDVELOPMENT AGENCY, acting in the capacity of a redevelopment agency pursuant to the provisions of the Local Redevelopment and Housing Law, with offices at 260 High Street, Perth Amboy, New Jersey ("PARA" or "Landlord") and LIGHTHOUSE FAST FERRY, INC., a New Jersey corporation, with offices at 195 Fairfield Avenue, Suite 3C, West Caldwell, New Jersey 07006 ("Redeveloper" or "Tenant").

                                   RECITALS

          WHEREAS, the Local Redevelopment and Housing Law N.J.S.A. 40A:12A-1 et seq. (the "Act"), authorizes municipalities to participate in the redevelopment and improvement of areas in need of redevelopment; and

          WHEREAS, in order to assist the City of Perth Amboy (the "City") in the redevelopment, the City created the Perth Amboy Redevelopment Agency ("PARA") to implement the Redevelopment Plan; and

          WHEREAS, in order to stimulate redevelopment, the City by resolution designated certain properties in the southwest area of the City known as Southwest Area 1 Redevelopment Area, in accordance with the Act; and

          WHEREAS, on May 28, 1997 the City by ordinance adopted the Focus 2000 Redevelopment Plan which Plan has been amended from time to time, and which sets forth the plan for the redevelopment of Southwest Area 1 to include public and private transportation systems, a copy of which is attached hereto as Exhibit C; and

          WHEREAS, PARA received an unsolicited proposal from Lighthouse Fast Ferry, Inc. ("Redeveloper" or "Tenant") which proposes the redevelopment of a portion of Southwest Area 1 (Block 15, Lots 2, 2.01 and 3) comprised of approximately 15.63 acres, of which approximately 8.46 acres are riparian (hereinafter referred to as the "Project Site"); and

          WHEREAS, PARA is in the process of acquiring the Project Site, which is currently owned by International Group, Inc. ("IGI"); and

          WHEREAS, Redeveloper proposes to develop "Fast Ferry Service", a ferry commuter system traveling to Wall Street Pier 11 and Manhattan Pier 34 - as detailed in the attached proposal - "Fast Ferry - Lighthouse Landings, Inc." dated August 25, 2000, a copy of which is attached hereto as Exhibit D; and

          WHEREAS, after reviewing and evaluating the Redeveloper's proposal, PARA preliminarily determined that the proposal for the development of Southwest Area 1 is consistent with the Redevelopment Plan for Southwest Area 1; and

          WHEREAS, on September 26, 2000, PARA adopted a resolution authorizing discussions with Redeveloper for a Long Term Lease Agreement for the redevelopment of a portion of Southwest Area 1; and

          WHEREAS, the Act requires the Redeveloper to enter into an agreement with PARA which sets forth the terms and conditions pursuant to which the Project Site is to be redeveloped; and

          WHEREAS, PARA through its Chairman, staff and consultants has negotiated the detailed terms and conditions of the agreement between PARA and Redeveloper; and

          WHEREAS, PARA and Redeveloper desire to enter into an agreement to redevelop the

Project Site in accordance with the requirements of the Redevelopment Plan; and

          WHEREAS, the parties hereto desire to set forth in this Redevelopment/Land Lease Agreement (the "Agreement") the terms and conditions pursuant to which the Redeveloper will redevelop the Project Site pursuant to the Act.

          NOW THEREFORE, in consideration of the rents, covenants and conditions herein set forth, PARA and Redeveloper do hereby covenant, promise and agree as follows:

                                   ARTICLE I

                             REDEVELOPMENT PROJECT

          SECTION 1.1     Scope of the Project.  The project shall consist of
                          --------------------
the: (i) the obtaining of applicable Governmental Approvals (as defined herein) for all Project Improvements (as set forth on Exhibit A), (ii) the financing, construction, completion and maintenance of all Project Improvements and (iii) the ultimate operation of the fast ferry service (hereinafter collectively hereinafter referred to as the "Project").

          SECTION 1.2    Implementation of the Project.  The Redeveloper agrees,
                         -----------------------------
at its sole cost and expense, to implement and complete the Project, including the Project Improvements set forth on Exhibit A consistent with the Redevelopment Plan and in accordance with the terms and conditions of this Agreement.

          SECTION 1.3    Project Schedule.  The Project Schedule which is set
                         ----------------
forth on Exhibit B shall control the progress and completion of the Project. The Redeveloper will diligently implement and complete the Project by the Completion Date set forth in the Project Schedule.

          SECTION 1.4    Project Improvements.  The Redeveloper will design and
                         --------------------
construct

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the Project Improvements in a good and workmanlike manner and in accordance with all applicable laws and regulations. Redeveloper acknowledges that there are certain Project Improvements, which may include, but are not limited to, electric power transmission lines, sewer transmission conduits or pipes, sewerage pump stations, water lines or pipes, storm sewers, telephone transmission lines, television cable lines and other utilities.

          SECTION 1.5    Progress Reports and Progress Meetings.  The
                         --------------------------------------
Redeveloper shall submit to PARA a monthly written progress report which shall include a description of activities completed, the activities to be undertaken prior to the next monthly progress report, the status of all Governmental Approvals, an explanation of each activity, if any, which is showing delay, a description of problem areas, current and anticipated delaying factors and their estimated impact on performance of other activities and completion dates in the Project Schedule and an explanation of corrective action taken or proposed.
Upon the request of PARA, the Redeveloper agrees to attend and participate in progress meetings with representatives of PARA to report on the status of the Project and to review the progress under the Project Schedule.

          SECTION 1.6    Certificate of Completion.  The completion date of the
                         -------------------------
Project shall be evidenced by a certificate issued by PARA ("Certificate of Completion"), after advice and consent of the Planning Board, accepting the terms of a written certification of a duly authorized officer of Redeveloper stating that the Project Improvements have been completed in accordance with the approved final site plan and all labor, services, materials and supplies used in connection thereto have been paid for. If PARA determines the Redeveloper is not entitled to a Certificate of Completion, PARA shall at the written request of the Redeveloper, within thirty (30) days of receipt of the written request, provide the Redeveloper with a written statement of the reasons PARA refused or failed to furnish a Certificate of Completion. If the reason for the

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refusal is confined to the immediate availability of specific minor finish items, PARA will issue its Certificate of Completion upon the posting of a bond to the extent not covered by existing bonds (or other reasonably satisfactory security) by the Redeveloper in an amount representing the fair value of the work not yet completed.

                                  ARTICLE II

                    GENERAL REPRESENTATIONS AND WARRANTIES

          SECTION 2.1    Representations and Warranties by the Redeveloper.  The
                         -------------------------------------------------
Redeveloper hereby represents and warrants the following to PARA for the purpose of inducing PARA to enter into this Agreement and to consummate the transactions contemplated hereby, all of which shall be true as of the date hereof:

          (a) The Redeveloper is a corporation of the State of New Jersey, is qualified to do business and in good standing under the laws of the State of New Jersey, and has all requisite power and authority to carry on its business as now and whenever conducted, and to enter into and perform its obligations under this Agreement.
          (b) The Redeveloper has the legal power, right and authority to enter into this Agreement and the instruments and documents referenced herein to which the Redeveloper is a party, to consummate the transactions contemplated hereby, to take any steps or actions contemplated hereby, and to perform their obligations hereunder.

          SECTION 2.2    Representations and Warranties by PARA.  PARA hereby
                         --------------------------------------
represents and warrants the following to the Redeveloper for the purpose of inducing the Redeveloper to enter into this Agreement and to consummate the transactions contemplated hereby, all of which shall be true as of the date hereof:

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          (a)  PARA is the entity of the City which has been designated pursuant to the Act to exercise the redevelopment powers for the Project.

          (b) PARA has the legal power, right and authority to enter into this Agreement and the instruments and documents referenced to herein to which PARA is a party, to consummate the transactions contemplated hereby, and to perform their obligations hereunder.

                                  ARTICLE III

                             REDEVELOPER COVENANTS

          SECTION 3.1    Redeveloper Covenants.  The Redeveloper covenants and
                         ---------------------
agrees that:

          (a) The Redeveloper shall not use the Project Site, or any part thereof in a manner that is not consistent with the Redevelopment Plan and this Agreement. The Redeveloper will construct only those uses established in the Redevelopment Plan or as the Redevelopment Plan may be modified, in writing, by PARA from time to time in accordance with the Act.

          (b) The Redeveloper shall commence construction of the Project Improvements on the dates set forth in the Project Schedule and shall implement and complete the Project in accordance with conditions and requirements of this Agreement, the Redevelopment Plan and the Act.

          (c) The Redeveloper shall not, without the prior written consent of
PARA: (i) effect or permit any change, directly or indirectly, in the majority ownership or control of the Redeveloper, provided, however, that such consent shall not be required as a result of the redeveloper's refinancing, recapitalization or sale and purchase of its stock in the ordinary course of business; (ii) assign or attempt to assign this Agreement or any rights herein or in the Project

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Site, or (iii) make any total or partial sale, lease, transfer or conveyance of the whole or any part of its interest in the Project Site or the Project (collectively a "Transfer").

          (d) The Redeveloper shall not use the Project Site, or any part thereof, as collateral for an unrelated transaction.

          SECTION 3.2    Effect and Duration of Covenants.  The covenants in
                         --------------------------------
this Article shall run with the land and be referenced in any deeds, leases or other documents of conveyance for properties in the Project Site. The covenants shall cease and terminate when a Certificate of Completion for such improvements has been issued.

                                  ARTICLE IV

                            REDEVELOPER OBLIGATIONS

          SECTION 4.1    PARA Costs.  The Redeveloper shall provide funding to
                         ----------
PARA for all reasonable costs incurred by PARA in connection with the Project ("PARA Costs"). PARA Costs shall include, but not be limited to any administrative costs, staff costs, costs of any professional consultant, contractor or vendor retained by PARA including attorneys, technical consultants, planners and financial consultants, among others, and all other out-of-pocket costs and expenses of PARA related to the Project. Redeveloper shall have the right to discuss the reasonableness of all bills submitted for payment and shall have the right to approve all consultants, contractors or vendors retained by PARA, which approval shall not be unreasonably withheld. By this Agreement, Redeveloper accepts and approves of the following consultant and administrative staff at the rates provided by PARA:

          (a)       Helga Crowley, as Executive Director;

          (b)       Maraziti, Falcon & Healey, LLP as attorneys;

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          (c)       Jacobs Environmental Inc., as engineers; and

          (d)       Value Research Group, as appraisers

          SECTION 4.2    Payment of PARA Costs.  Redeveloper shall pay PARA
                         ----------------------
Costs to PARA on a monthly basis within thirty (30) days after receipt from PARA of a written invoice for payment of costs incurred by PARA. Should Redeveloper fail to pay said monthly invoice within thirty (30) days, PARA, at its option, may notify Redeveloper that it will no longer accept payment on a monthly basis and Redeveloper shall be required to immediately deposit with PARA the amount of Fifteen Thousand dollars ($15,000.00) to be maintained in a separate account by PARA and to be drawn down by PARA to cover PARA Costs ("Project Funds"). PARA shall provide the Redeveloper with invoice(s) setting forth PARA Costs incurred by PARA, which will be drawn down. Within fifteen (15) days of the receipt by Redeveloper of written notice from PARA that the amount of Project Funds has decreased to Five Thousand dollars ($5,000.00), the Redeveloper shall replenish the Project Funds to the amount of $15,000.00. If the PARA Costs exceed the amount of the Project Funds, the Redeveloper will pay such costs upon ten (10) days written notice from PARA that such costs are due.

                                   ARTICLE V

                             LEASE OF PROJECT SITE

          SECTION 5.1    Project Site  Landlord does hereby demise and lease to
                         ------------
Tenant and Tenant does hereby hire and lease from Landlord the Project Site The Redeveloper acknowledges that there may be certain title issues regarding the Project Site which must be addressed by the State of New Jersey, including but not limited to, riparian tights, wetlands and tidelands, which shall be the sole responsibility of the Redeveloper.

          SECTION 5.2    Term: The initial term of the lease shall commence on
                         -----
July 1, 2001 and end on June 30, 2009 ("Initial Term"), unless sooner terminated in accordance with the terms of this Lease, including without limit, any termination under Article XVII of this Lease. Redeveloper acknowledges that PARA is in the process of acquiring the Project Site from IGI, as part of a larger acquisition of property owned by IGI, located in the Southwest Area 1 Redevelopment Area. PARA anticipates the closing with IGI will occur on or before July 1, 2001, however, should PARA and IGI fail to close on that date, PARA and Redeveloper agree to extend the commencement date of the Initial Term to the actual date of closing ("Closing Date").

          For the purpose of this Lease, the term "Lease Year" shall mean any twelve (12) month period during the term hereof that commences on July 1 of any calendar year and ends on the last day of the following June 30. The first Lease Year shall begin on the later of July 1, 2001 or the Closing Date and shall end on June 30, 2002 ("Initial Lease Year"). The annual Rent for the Initial Term shall be as specified in Section 5.4(a).

          SECTION 5.3    Renewal Options:
                         ----------------
          (a) Tenant shall have the option to extend this Lease beyond the Initial Term for three (3) additional consecutive terms of five (5) year periods and one fourth term of a two (2) year period (each, an "Option Term"), upon the same terms and conditions provided in this Lease, except that (i) the annual Rent for each Option Term shall be as specified in Section 5.4(b) of this Lease, and (ii) there shall be no further extension rights after the fourth Option Term.

          (b) Each Option may be exercised only by written notice of exercise given by Tenant to Landlord on or before six (6) months prior to the last day of the Initial Term or each Option Term, as to which notices time shall be of the essence. Failure to so exercise within the applicable period shall render any subsequent attempted exercise void and of no effect, any principals of law to the contrary notwithstanding. Each Option may be exercised within the applicable period, only if this lease is then in full force and effect.

     SECTION 5.4    Rent:
                    -----
     (a)  Initial Term:                               Annually    Monthly
                                                      --------    -------

          First Year Commencing July 1, 2001/1/       $ 36,000    $ 3,000
          Second Year Commencing July 1, 2002         $ 60,000    $ 5,000
          Third Year Commencing July 1, 2003
          Through the Fourth year                     $150,000    $12,500
          Fifth Year Commencing July 1, 2005
          Through the Seventh Year                    $180,000    $15,500
          Eighth Year Commencing July 1, 2008         $264,000    $22,000



     (b)  Option Terms:
                                                       Annually   Monthly
                                                       --------   -------
          First Option Term Commencing July 1, 2009
          Through Fourth Option Term                   $264,000   $22,000


     SECTION 5.5    Option to Purchase. Provided the Tenant is not in default of
                    ------------------
its obligations pursuant to the terms hereof, Tenant is hereby granted an option to purchase the Project Site upon the following terms and conditions :

     (a) Tenant shall have the right to exercise the option to purchase at any time after the expiration of the Initial Term, and on or before the termination of any subsequent terms of this Lease, by written notice to Landlord. Tenant acknowledges that time is of the essence with respect to exercise of the said option by Tenant.

     (b) Landlord shall have thirty (30) days from the date of the receipt of the exercise of said option by Tenant and the requisite deposit to prepare and deliver to Tenant a formal contract of sale in the form substantially similar to the standard contract of sale used in Middlesex County for the conveyance of Municipal Property

     (c) The purchase price of the Project Site shall be One Million ($1,000,000.00) Dollars. Rent shall be paid up until purchase and shall be prorated until the date of closing.

     SECTION 5.6    Taxes. Tenant shall pay all Real Estate taxes, charges and
                    -----
assessments levied against the Project Site on or before the due date thereof. Tenant shall have the right to appeal any tax assessment, which it is obligated to pay under this Section 5. Tenant shall be solely responsible for all taxes, including but not limited to sales and use taxes, attributable to Tenant's business operations.

     SECTION 5.7    Use.  The Project Site will be used exclusively for the
                    ---
operation of a high-speed passenger ferry service between Perth Amboy and other destinations selected by Tenant and in connection therewith. Tenant shall, at its sole cost and expense, construct a passenger terminal and parking facilities for the fast ferry service, i.e., the Project Improvements, which are more specifically described on Exhibit A.

     SECTION 5.8    Exclusive Right to Operate Fast Ferry Service.
                    ----------------------------------------------
     (a)  During Lease.  Landlord agrees that, during the term of this Lease, it
          ------------
will not grant a lease, license or permit to any party for the operation of high speed passenger ferry service of any land owned by Landlord, provided, however, should Redeveloper fail to commence operation of the high speed passenger ferry service at the Project Site within twelve months after the commencement of the Initial Lease Term, PARA reserves the right to grant a lease, license or permit to any party for the operation of high speed passenger ferry service in Perth Amboy, provided, however, that PARA shall agree to extend the twelve-month period for an additional six month period, provided that Redeveloper has filed administratively complete


--------------------------------------------------------------------------------
/1/ Should the Lease commence on any date other than July 1, 2001 as discussed in Section 5.2, the Rent for the Initial Lease Year shall be prorated accordingly.

applications for all Governmental Approvals and is diligently pursuing such approvals. Any further extensions shall be granted at the discretion of PARA.

     (b)  Upon Purchase of Property.  If Redeveloper purchases the Project Site
          -------------------------
pursuant to the terms herein, PARA and the City agree that they will not grant a lease, license or permit to any party for the operation of high speed passenger ferry service of any land owned by PARA or the City.

                                  ARTICLE VI
                               PROJECT APPROVALS

     SECTION 6.1    Governmental Approvals:
                    -----------------------
     (a) In accordance with the Project Schedule, Tenant shall promptly and using its best efforts, at its sole cost and expense, obtain all governmental permits, approvals, licenses and/or certificates required in connection with (i) the construction of the Project Improvements set forth on Exhibit B, (ii) Tenant's use of the Project Site, and (iii) Tenant's operation of passenger ferry services between the Project Site and destinations selected by Tenant (collectively the "Governmental Approvals").

     (b) Upon submission of each application for a Governmental Approval, Redeveloper shall provide PARA with copies of same.

     (c) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that all required Governmental Approvals are in full force and effect for Tenant's use of the Project Site, including, but not limited to, copies of all Governmental Approvals obtained.

     (d) Landlord agrees to cooperate with Tenant in connection with the Governmental Approvals; Tenant agrees to reimburse Landlord for its out of pocket costs incurred at Tenant's request in connection with obtaining the Governmental Approvals.

     SECTION 6.2    Local Planning Approval.  The Redeveloper shall be
                    -----------------------
required to obtain local planning approval for the Project.

     SECTION 6.3    No Warranty of Suitability.  The Redeveloper
                    --------------------------
specifically acknowledges that PARA makes no representation or warranty, expressed or implied or otherwise, as to the Project or the Project Site's fitness for use for any particular purpose, condition or durability thereof, or that it will be suitable for the Redeveloper's purposes.

                                  ARTICLE VII
                             COMPLIANCE WITH LAWS

     Tenant shall comply with all laws, statues, ordinances, regulations and other requirements of any governmental authority ("Legal Requirements") to the extent such compliance is required as a result of (a) Tenant's specific use of the Project Site, (b) Tenant's acts and/or (c) its Governmental Approvals.

                                 ARTICLE VIII
                          MAINTENANCE OF PROJECT SITE

     SECTION 8.1    Maintenance/Repairs:  (a)   Tenant shall, at its sole cost
                    ----------------------
and expense, take good care of the Project Site and put, keep and maintain the same in neat, clean, good, safe and substantial order and condition, shall not do or suffer any waste with respect thereto and shall promptly at Tenant's sole cost and expense, make all necessary repairs and replacements to the Tenant's improvements thereon, including without limit, the dock that is part of the Project Site.(b) Landlord will not be required to make any repairs or replacements to the Premises and/or to the improvements that exist thereon.

     SECTION 8.2    Neighborhood Impacts.  The Redeveloper shall take all
                    --------------------
steps that are reasonably necessary in order to minimize any potential negative effects that the construction of the Project and/or use of the Project Site may produce on the surrounding neighborhoods, including, but not limited to steps to minimize (a) the traffic effects both during the construction of the Project and after its completion; (b) minimizing and controlling the migration of rodents, insects or other animals from the Project Site during the construction of the Project; and (c).minimizing the passage of excessive or unwarranted illumination, noise or pollution into the surrounding communities.

     SECTION 8.3    Signage:  Tenant, at its expense, may install signs for its
                    --------
use of the Project Site of such size, design, character, number and location as Landlord shall first approve in writing, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall maintain all such signs in good condition and repair. The erection and maintenance of such signs shall be in compliance with all applicable laws and ordinances.

                                  ARTICLE IX
                            UTILITIES AND SERVICES

     SECTION 9.1    Utilities and Services:
                    ----------------------
     (a) Tenant is responsible for the collection of all garbage on the Project Site, for the removal of all ice and snow, and for the maintenance of the paved and landscaped areas; Landlord does not have any obligation with respect to said services.

     (b) Tenant shall pay for all utilities related to Tenant's use of its Premise, including, without limit, all electrical services which will be monitored through a separate meter installed by Tenant.

                                   ARTICLE X
                                   INSURANCE

     SECTION 10.1   Insurance:  For so long as this Lease is in effect, and as a
                    ---------
condition to entering the Project Site, the Tenant must provide evidence of at lease the following insurance coverage:

     (a) Workers' Compensation at statutory limits with Employer's Liability of at least $500,000 limits.

     (b) Comprehensive General Liability insurance, including broad from property damage liability, with a combined single limit of at least $5,000,000 per occurrence for bodily injury and property damage per occurrence.

     (c)  Marine Use Insurance in amounts satisfactory to PARA.

All policies shall be endorsed to:

     (a) Name the Landlord and the City of Perth Amboy and their respective its directors, officers, agents, employees, assigns and affiliates as additional insureds with respect to any and all third party bodily injury and/or property damage, and

     (b) Require that thirty (30) days written notice be give to the Landlord prior to any cancellation or material change in the policy.

     All insurance certificates must specifically identify the location of the Project Site.

                                  ARTICLE XI
                                INDEMNIFICATION

     SECTION 11.1   Indemnification:
                    ----------------

     (a) Tenant shall indemnify and hold the Landlord, its directors, officers, agents, employees, assigns and affiliates harmless from any and all claims, costs (including any attorneys' fees), loss or liability whatsoever, including but not limited to injury to persons (including death) or damage to the Project Site (including environmental damage to the Project Site) caused by or resulting from (a) the acts or omissions of Tenant or its agent, employees, contractors or invitees, or (b) any breach by Tenant of the terms of this Lease.

     (b) Landlord shall indemnify and hold the Tenant, its directors, officers, agents, employees, assigns and affiliates harmless from any and all claims, costs (including any attorneys' fees), loss or liability whatsoever, including but not limited to injury to persons (including death) or damage to the Project Site (including environmental damage to the Project Site) caused by or resulting from (a) the acts or omissions of Landlord or its agent, employees, contractors or invitees, or (b) any breach by Landlord of the terms of this Lease.

     (c) The provisions of this Section 13 will survive the termination of this lease.


                                  ARTICLE XII
                 DAMAGE TO OR DESTRUCTION OF THE PROJECT SITE

     SECTION 12.1   Lease Termination.  If the Project Site: (a) by reason of
                    -----------------
casualty are rendered unsuitable, in Tenant's reasonable judgment, for Tenant's business purposes and Tenant elects not to repair, or (b) are damaged as a result of a risk which is not covered by

Tenant's insurance and Tenant elects not to repair; Tenant may terminate this Lease by written notice given to Landlord within sixty (60) days after such event. In the event of termination, this Lease shall expire thirty (30) days after the date on which such notice of termination I give and Tenant shall vacate and surrender the Project Site to the Landlord. In the event that this Lease is not terminated, Tenant shall commence repairs and restoration as soon as is reasonably possible and prosecute the same to completion with all due diligence and at its sole cost and expense.

     SECTION 12.2   Rent Abatement.  The Rent shall be abated proportionately if
                    --------------
Tenant cannot use the Project Site for the purposes herein during the period of any damage, repair or restoration provided for this Section 14, provided, however, any such abatement of rent shall end when Tenant commences its use of the Project Site. Tenant shall continue the operation of its business at the Lease Project Site during any such period to the extent reasonably practicable from the standpoint of prudent business management, and any other obligations of Tenant under the Lease shall remain in full force. Except for the abatement of Rent herein provided, Tenant shall not be entitled to any compensation or damage for loss in the use of the whole or any part of the Project Site and/or any inconvenience or annoyance occasioned by any damage, destruction, repair or restoration. In the event the cause of the damage was due to the negligence or willful misconduct of the Tenant or its agents, employees, contractors or invitees, there shall be no abatement of rent.


                                 ARTICLE XIII
                        CONDEMATION OF THE PROJECT SITE

     If all or substantially all of the Project Site shall be condemned or taken in any manner for any public or quasi-public use, this Lease shall cease and terminate as of the date of actual taking and Rent and additional rent payable hereunder shall be prorated to the date of such taking. For the purposes of this Section 15 "substantially all" of the Project Site shall be deemed to have been taken if such condemnation of taking shall, in the reasonable determination of Tenant, render the Project Site unusable for the Project Site set forth in Section 6 of this Lease.


                                  ARTICLE XIV
                             ESTOPPEL CERTIFICATE

     SECTION 14.1   Certificate of Tenant.  Tenant shall, at any time and form
                    ---------------------
time to time, upon not less than ten (10) days prior notice by Landlord, execute, acknowledge and deliver to landlord a statement in writing certifying that this Lease in unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications), and the dates to which the Rent and other payments have been paid in advance, if any, and stating whether or not Landlord is in default in performance of the terms of this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of the fee of the Demised Project Site or any mortgages thereof or any assignee of any mortgage upon said fee.

     SECTION 14.2   Certificate of Landlord.  Landlord shall, at any time and
                    ------------------------
from time to time, upon not less than ten (10) days prior notice to Tenant, execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications), and the dates to which the Rent and other payments have been paid in advance, if any, and stating whether or not Tenant is in default in performance of the terms of this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective assignee of the Tenant's interest hereunder or any mortgages thereof or any assignee of any mortgage upon said interest or any permitted subtenant.


                                  ARTICLE XV
                             ENVIRONMENTAL MATTERS

     SECTION 15.1   Environmental Conditions at the Project Site.  The Project
                    --------------------------------------------
Site is being leased "as is" and without representation, warranty or guaranty as to the environmental condition of the Project Site. Redeveloper has agreed to lease the Project Site in its present environmental condition, which may include the existence of Contaminants. To the best of its knowledge PARA has provided to Redeveloper any information it has regarding the environmental condition of the Project Site. That information is set forth in the documents referenced in Exhibit E.

     For purposes of this Agreement, the term "Contaminant" shall mean any oil, gasoline, diesel fuel or other petroleum product, any liquid, solid or gaseous chemicals, any hazardous waste, any non-indigenous materials, or any hazardous waste or any substance identified as having an adverse environmental impact under any federal, sate or local law, ordinance, rule, regulation or order, which include but are not limited to the following statutes, chapters, etc., as amended and the regulations and policies adopted pursuant thereto; Titles 13 and 58 of the New Jersey General Statutes; The Toxic Substances Control Act, 15 United Sates Code (S) 1251 et seq.; the Resource Conservation and Recovery Act, 42 United States Code (S) 6901 et seq.; the Clean Water Act, 33 United States Code (S) 1251 et seq.; the Clean Air Act, 42 United States Code (S)

7401 et seq.; the Safe Drinking Water Act, 42 United States Code 300f-300j; and the Comprehensive Environmental Response Compensation and Liability Act, 42 United States Code (S) 9601 et seq.

     SECTION 15.2   Remediation.  Redeveloper accepts and acknowledges that soil
                    -----------
contamination exists on a portion of the Project Site (Block 15, Lot 3) which portion is described as the IGI "South Yard" in the environmental documents disclosed on Exhibit E. Redeveloper further acknowledges that, on February 29, 2000, the New Jersey Department of Environmental Protection ("NJDEP") approved a remedial action workplan ("RAW") for the South Yard which requires that all or a portion of the South Yard be capped with an engineering control (permeable geotextile and 12" compacted soils cover seeded) and that an institutional control (i.e., deed notice) be established and filed. In lieu of the geotextile and soil cover, Redeveloper agrees to construct an asphalt parking lot, which will substitute for said engineering control provided the same is approved by NJDEP. Pavement structures shall consist of an approved proofrolled sub-grade, six inch NJDOT DGA sub-base, four inch NJDOT I-2 base course, and 1.5 inch NJDOT I-5 top course, or other City-approved pavement structure compliant with City standards. PARA agrees to file the Deed Notice for the engineering controls once Redeveloper has completed construction of the asphalt paving.

     SECTION 15.3   Engineering Controls.  Redeveloper, its successors and
                    --------------------
assigns consent to the establishment of engineering controls on the Project Site and agree to maintain engineering controls in accordance with the requirements of the NJDEP. Redeveloper agrees to operate the Fast Ferry facility in a manner that does not violate the conditions of the engineering controls. In the unlikely event that Redeveloper exercises its option to purchase the Project Site prior to the filing of the Deed Notice required by the RAW, Redeveloper agrees to file said Deed Notice as owner of the property upon receipt of title from PARA.

     SECTION 15.4   Environmental Insurance.  PARA acknowledges that it will be
                    -----------------------
acquiring the Project Site from IGI in an as is condition, which condition may include the existence of Contaminants. In order to protect PARA and Redeveloper from claims arising from the existence of such Contaminants at the Project Site, PARA shall purchase environmental insurance and shall have Redeveloper listed as an additional insured. Redeveloper shall contribute to fifty (50%) percent of the costs of the premium of such environmental insurance. In the event that PARA does not obtain the environmental insurance as described in this section, PARA agrees to indemnify Redeveloper from claims arising from the existence of such Contaminants.

     SECTION 15.5   Maintenance of Project Site.  Tenant shall at all times
                    ---------------------------
maintain the Project Site in a safe and lawful condition. Tenant shall not cause any release or discharge of any Contaminant at the Project Site. Tenant may deliver fuel to its ships or boats by truck provided the same is done in compliance with all Legal Requirements and only by exercising a reasonable and customary degree of skill and care in management of such fuel. In no event may Tenant construct, install or use any aboveground or underground storage tanks for such fuel or for any other purpose.

     SECTION 15.6   Environmental Indemnity.
                    -----------------------
     (a) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, costs (including attorneys' fees), actions, loss, judgments, fines and liability whatsoever (including, without limitation, actions brought by any governmental authority or third party) arising out of or in connection with any release or discharge of any Contaminant at the Project Site after the Effective Date hereof which is caused by Tenant or its agents, employees, contractors or invitees.

     (b) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, costs (including attorneys' fees), actions, loss, judgments, fines and liability whatsoever (including, without limitation, actions brought by any governmental authority or third party) arising out of or in connection with any release or discharge of any Contaminant at the Project Site after the Effective Date hereof which is caused by Landlord or its agents, employees, contractors or invitees.

     (c) The indemnification provisions of this Section 15.5 shall survive the termination of this Lease.

     SECTION 15.7   Access to Project Site to Mitigate Environmental Condition.
                    ----------------------------------------------------------
Landlord reserves to itself and to its successors and assigns, the right to enter the Project Site at any time to the extent necessary to inspect, test or monitor for or take action to mitigate any adverse environmental condition. It is the intention of the parties that, except in emergency conditions, the Landlord shall consult with the Tenant prior to commencing any mitigation work that will significantly affect Tenant's business operations.

                                  ARTICLE XVI
                        CREDIT FOR EXCESS PROJECT COSTS

     Redeveloper shall be responsible for all ordinary costs associated with site development at the Project Site and with the construction of all Project Improvements ("Ordinary Project Costs"). It is understood that, due to the existence of the Contaminants at the Project Site, Redeveloper may be required to incur additional costs in order to comply with the DEP's requirements as set forth in the RAW, which costs would not have been incurred but for the existence of Contaminants at the Project Site ("Excess Project Costs"). Redeveloper shall be responsible for Excess Project Costs which exceed the Ordinary Project Costs by twenty (20%) percent. All Excess Project Costs incurred by Redeveloper which exceed the Ordinary Project Costs by more than twenty (20%) percent shall be considered a credit toward the Purchase Price of the Project Site, should Redeveloper exercise its option to purchase provided herein. Redeveloper shall provide PARA with written documentation to support any requests for a credit for excess project costs, including detailed invoices from its contractors and subcontractors.

                                 ARTICLE XVII
                            ACCESS TO PROJECT SITE

     Tenant shall permit Landlord or Landlord's agents to enter the Project Site, at all reasonable hours, for the purpose of inspecting the same, or of making repairs or performing any other work on the Project Site that Tenant may neglect or refuse to make in accordance with the terms of this Lease, and also for the purpose of showing the Project Site to prospective purchasers or mortgagee, or within six (6) months prior to the expiration of the term of this Lease to persons wishing to lease the Demised Project Site.

                                 ARTICLE XVIII
                            DEFAULT AND TERMINATION

     SECTION 18.1   Curing Tenant's Defaults:  If Tenant shall be in default in
                    ------------------------
the performance of any of the agreements, conditions, covenants or terms of this Lease, or in the payment of any amounts required to be paid hereunder by Tenant, including, without limitation, to pay premiums in connection with any insurance policies required to be maintained pursuant to the terms hereof; to pay any other charges under this Lease to make any repairs; to keep the Project Site free of any mechanics or other liens for the payment of money; or to make any other payment or to perform any other act on Lessee's part to be paid or performed as provided herein, the Landlord may, but shall not be obligated so to do, upon ten (10) day written notice to Tenant (or such shorter period as shall be necessitated by the nature of the default, or without notice if the default shall constitute an emergency) pay or perform the same for the account of Tenant without waving the performance of or releasing hereunder. Any amount paid, or any expenses or liability incurred, including reasonable attorneys' fees, by Landlord for the account of the Tenant as aforesaid, shall be deemed to be additional rent which shall be paid by Tenant, together with interest at the rate of eighteen percent (18%) per annum, upon submission of a bill therefore by Landlord.

     SECTION 18.2   Events of Default.  Each of the following shall be deemed as
                    -----------------
default by Tenant hereunder and a breach of this Lease:

     (a) a failure by Tenant in the payment of the Rent within fifteen (15) days of its due date, provided that PARA delivers a written notice to Tenant five days prior to declaring a default in the payment of rent;

     (b) a default in the performance or observance of any other covenant or provision of this Lease to be performed or observed by Tenant and continuing for a period of thirty (30) days after notice thereof by Landlord to Tenant;

     (c) the filing of a petition by or against Tenant for adjudication as of bankrupt under the Federal Bankruptcy Act, or the Federal Bankruptcy Code (hereinafter referred to as the "Bankruptcy Laws") as now or hereafter amended or supplemented, or for reorganization or for arrangement within the meaning pursuant to any of the Bankruptcy Laws, or the filing of any petition by or against Tenant under any future bankruptcy act or law for the same or similar relief; the commencement of any action or proceeding for the liquidation of Tenant whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant, or any material portion thereof, the taking of possession of the property of Tenant, by any governmental officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization or liquidation of Tenant; the making by Tenant or an assignment for the benefit of creditors; however, if any of such actions shall be involuntary on the part of Tenant, the event in question shall not be deemed a default within the meaning of this Lease if cured by Tenant within thirty (30) days thereof; or

     (d)  the abandonment or vacating of the Project Site by Tenant.

     (e)  Redeveloper's implementing a Transfer in violation of this Agreement.

     SECTION 18.3   Termination.
                    -----------
     (a) Upon the occurrence of any event of default under the Lease, Landlord may serve a written notice upon Tenant that Landlord elects to terminate this Lease upon a specified date not less than sixty (60) days after the date of service of such notice, and this Lease shall then expire on the date so specified. Failure to exercise any option to enforce a default shall not constitute waiver of the rights of the Landlord to exercise the same in the event of a subsequent event of default.

     (b)  Rights of Termination.  Upon any such expiration or termination of
          ---------------------
this Lease, Tenant shall quit and peacefully surrender the Project Site to Landlord and Landlord, upon or at any time after any such expiration or termination, may without further notice, enter upon and re-enter the Project Site and possess and repossess itself thereof, by force, summary process, ejectment or otherwise, it being understood and agreed that no demand for the rent and no re-entry for conditions broken as at common law shall be necessary to enable Landlord to recover such possession pursuant to any statutes now or hereafter existing relating to summary process, ejectment or any other action for the possession of the Project Site, the right to the same being hereby waived by Tenant and Landlord shall not be deemed guilty of any manner or trespass and/or be liable to indictment, prosecution or damages therefore, and may dispossess Tenant and remove Tenant and all other persons and property from the Project Site.

     (c)  Tenant's Improvements.  On the expiration or earlier termination of
          ---------------------
this Lease, Tenant shall surrender the Project Site in as good condition and repair as Tenant is required to maintain the same during the term hereof. Tenant shall have the right, but not the obligation, to remove all improvements made by Tenant. All improvements not removed by Tenant within sixty (60) days of expiration or termination will, at Landlord's option, become the property of Landlord. All trade fixtures and personal property installed at the Project Site shall remain Tenant's property and will be removed by Tenant within sixty (60) days of termination.

     SECTION 18.4.  Remedies of PARA Upon Event of Default. Upon termination of
                    --------------------------------------
this Agreement in the event of a default by Redeveloper pursuant to Section 17.3(a), PARA shall have the right to retain all Rent paid in accordance with
Section 5.4 and/or to seek any other remedies available pursuant to law.

     SECTION 18.5   No Duty to Mitigate Damages.  PARA shall not be required to
                    ---------------------------
do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Redeveloper if any Event of Default of the Redeveloper shall occur hereunder.

     SECTION 18.6   Remedies Cumulative.  No remedy conferred by any of the
                    -------------------
provisions of this Agreement is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

                                  ARTICLE XIX
                                    WAIVERS

     SECTION 19.1   Jury Trial.  It is mutually agreed by and between Landlord
                    ----------
and Tenant that the respective parties hereby shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Project Site and/or any claim of injury or damage.

     SECTION 19.2   Extension of Waiver of Default.  No receipt of monies by
                    ------------------------------
Landlord from Tenant after the termination or cancellation of this Lease shall reinstate, continue or extend the term of this Lease, or affect any notice theretofore given to Tenant or operate as a waiver of right of Landlord to enforce the payment of the Rent or any payments then due or thereafter falling due, or operate as a waiver of the right of Landlord to enforce the payment of the Rent or any payments then due or thereafter falling due, or operate as a waiver of the right of payments then due or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Project Site by suit, action, proceeding or remedy; it being agreed that after the service of notice to terminate or cancel this Lease, or the commencement of suit, action or summary proceedings or any other remedy, or after a final order or judgment for the possession of the Project Site, Landlord may demand, receive and collect any monies due or thereafter falling due, without in any manner affecting such notice, proceeding, suit, action, order or judgment; and any and all such monies collected shall be deemed to be payment on account of the use and occupancy of the Project Site or, at the election of Landlord, on account of Tenant's liability hereunder.

     SECTION 19.3   Waiver of Breach.  The receipt by Landlord of payments
                    ----------------
hereunder with knowledge of the breach by Tenant of any of the terms of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the amount of any payments required herein shall be deemed to be other than on account of such payments, nor shall any endorsement or statement on any check or any letter accompanying any check or payment by deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance thereof or pursue any other remedy in this Lease provided.

     SECTION 19.4   Limited Aspect of Specific Waiver.  A wavier by Landlord of
                    ---------------------------------
any breach by the Tenant of any of the terms of this Lease shall be limited to the particular instance and shall not operate or be deemed as a waiver of any future breaches of said terms; and the failure of Lessor to enforce any term of this Lease, by reason of its breach by Tenant, after notice had, shall not be deemed to void or affect the right of Landlord to enforce the same term hereof on the occasion of such subsequent breach or default.

     SECTION 19.5   Waivers in Writing.  No provision of this Lease shall be
                    ------------------
deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

                                   ARTICLE XX

                TENANT'S OBLIGATION TO DISCHARGE MECHANIC'S LIEN

     If, as a result of Tenant performing its obligations hereunder or in the making of any repairs, replacements, alternations, installations and/or changes in or upon the Project Site as permitted hereunder, any mechanic's or other lien or order for the payment of money shall be filed against the Project Site by reason of, or arising out of any labor or material furnished or alleged to have been furnished or to be furnished to, or for, Tenant at the Project Site or for or by reason of any change, alteration, or addition by Tenant or the cost or expense thereof, or any contract relating thereto, or against Landlord as fee owner thereof by reason of such work or contract of Tenant, Tenant shall cause the same to be cancelled and discharged of record, by bond or otherwise, at the election and expense of Tenant, within thirty (30) days after the filing of said lien or order, and shall also defend, on behalf of Landlord, at Tenant's sole cost and expense, any action, suit or proceeding which may be brought thereon or for the enforcement of such lien or order, and Tenant will pay any damages and discharge any judgment entered therein and save harmless Landlord from and indemnify it against any claim, damage, or costs, including reasonable attorneys' fees, resulting therefrom.


                                  ARTICLE XXI

                                QUIET ENJOYMENT

     Landlord represents and warrants that it is the owner of the Project Site, and Landlord covenants that if, and so long as, Tenant performs its obligations hereunder, Tenant shall have the right to peaceably and quietly have, hold and enjoy the Project Site for the term herein mentioned, subject to the provisions of this Lease.

                                  ARTICLE XXII

                                  HOLDING OVER

     Should Tenant remain in possession of the Project Site after the expiration of the term of this Lease, as the same may be properly renewed under the terms hereof, such holding over, in the absence of a written agreement to the contrary, shall be deemed to have crated and be construed to be a tenancy from month-to-month terminable on 30 days' notice by either party to the other, at a monthly rental equal to one and one-half times the monthly installment of Rent payable during the last month of the term, subject to all other terms, covenants and conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy.

                                 ARTICLE XXIII

                                    NOTICES
     All Notices permitted or required to be made by the Tenant or the Landlord shall be made in writing and will be deemed duly given (i) upon confirmation of facsimile, (ii) one Business Day (as hereinafter defined) following the date sent when sent by overnight delivery, and (iii) three Business Days following the date when mailed by registered or certified mail, return receipt requested and postage prepaid at the following addresses:

     Landlord:          Perth Amboy Redevelopment Agency
                        Perth Amboy City Hall
                        560 High Street
                        Perth Amboy, New Jersey 08861

                        ATTN:  Helga Crowley, Executive Director
                        (732) 826-0290
     With a copy to:    Leah C. Healey, Esq.
                        Maraziti, Falcon & Healey, LLP
                        150 John F. kennedy Parkway
                        Short Hills, New Jersey 07078

     Tenant:            Lighthouse Fast Ferry, Inc.
                        195 Fairfield Avenue, Suite 3C
                        West Caldwell, New Jersey 07006
                        (973) 618-9034
                        ATTN:  Anthony Cappaze, CEO

     With a copy to:  Kenneth J. McGuire, Esq.
                      Stein, Bliablias, McGuire, Pantages & Gigl, LLP
                      P.O. Box 460
                      354 Eisenhower Parkway
                      Livingston, New Jersey  07039-0460

     "Business Day" means any day other than a Saturday, Sunday, or a day on which banks are legally closed for business in Perth Amboy, New Jersey.

                                  ARTICLE XXIV

                                   NO BROKER

     Tenant represents that no broker or agent brought the Project Site to the Tenant's attention or was the procuring cause of this Lease transaction. Landlord enters into this Lease in reliance on Tenant's representation that no broker or agent, in any way, brought the Project Site to the Tenant's attention or was the procuring cause of this Lease transaction.

     Landlord represents that no broker or agent was the procuring cause of this Lease transaction. Tenant enters into this Lease in reliance on Landlord's representation, that no broker or agent was, in any way, the procuring cause of this Lease transaction.

                                  ARTICLE XXV

                                SHORT FORM LEASE

     The parties will at any time at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of lease setting forth a description of the Project Site, the term of this Lease and any other portions hereof, excepting the rental provisions, as either party may request.

                                  ARTICLE XXVI

                                 BINDING EFFECT

     This Lease is binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, but subject to the provisions of Article XIV hereof.

                                 ARTICLE XXVII

                         INTER-ASSOCIATION COOPERATION

     The Redeveloper agrees to join, participate in and/or adhere to the citywide organization or association which may be established by PARA for the purpose of ensuring the coordination of festivals and events taking place within the City. Redeveloper further agrees to pay any dues or fees associated with membership or participation in this organization or association.

                                 ARTICLE XXVIII

                        COOPERATIVE USE OF SURPLUS LAND

     Redeveloper acknowledges that PARA is providing Block 15, Lot 3, which was initially earmarked for other redevelopment projects in Southwest Area 1. Redeveloper further acknowledges that most of its use of Block 15, Lot 3 will consist of parking. As consideration for the conveyance of Block 15, Lot 3, Redeveloper agrees that, should the adjoining redevelopment projects require additional land to provide parking, Redeveloper will cooperate with PARA and the redeveloper of such adjoining projects to provide additional parking that would be beneficial both facilities, provided the same does not have a materially adverse effect upon the Redeveloper's fast ferry operations nor cause Redeveloper to have less than 495 parking spaces for its own use.

                                  ARTICLE XXIX

                               AFFIRMATIVE ACTION

     Affirmative Action.  The Redeveloper, during the construction of the
     ------------------
Project, covenants that it will comply with, and shall provide in its contracts with its contractors and subcontractors, the provisions of the Affirmative Action language annexed hereto as Exhibit F

                                  ARTICLE XXX

                                  MICELLANEOUS

     SECTION 30.1   Captions. The captions appearing herein are inserted only as
                    --------
a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any provision of this Lease, nor in any way affect this Lease.

     SECTION 30.2   Severability.  If any provision of this Lease or the
                    ------------
application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     SECTION 30.3   Relationship of Parties.  Nothing contained in this Lease
                    ------------------------
shall be deemed to constitute or be construed or implied to create the relationship of principal and agent, partnership, joint venture, or any other relationship between the parties hereto, other than the relationship of Landlord and Tenant.

     SECTION 30.4   Execution in Counterparts.  This Lease may be executed in
                    --------------------------
several counterparts, each of which shall be deemed an original and all such counterparts shall together constitute one and the same instrument.

     SECTION 30.5   Governing Law.  Without regard to principals of conflicts of
                    --------------
laws, the internal laws of the State of New Jersey shall govern and control the validity, interpretation, performance and enforcement of this Lease.

     SECTION 30.6   Prevailing Wages. The Redeveloper shall employ, or cause its
                    ----------------
contractors and subcontractors to employ, union labor which shall pay or cause to be paid to all workers employed in connection with the construction and completion of the "public work"(as such terms is defined in N.J.S.A. 34:11-56.26) portion of the Project (if any), not less than the prevailing rates of wages, as provided in the statutes applicable to the City's public work contracts, including without limitation N.J.S.A. 34:11-56.25, et seq. and valid
                                                              ------
regulations promulgated thereunder, to the extent legally required.

     SECTION 30.7   Non-Liability of Officials and Employees of PARA.  No
                    ------------------------------------------------
member, official or employee of PARA shall be personally liable to the Redeveloper, or any successor in interest, in the event of any default or breach by PARA, or for any amount which may become due to the Redeveloper or its successor, or on any obligation under the terms of this Agreement.

     SECTION 30.8   Non-Liability of Officials and Employees of the Redeveloper.
                    -----------------------------------------------------------
No member, officer, shareholder, director, partner or employee of the Redeveloper shall be personally liable to PARA, or any successor in interest, in the event of any default or breach by the Redeveloper or for any amount which may become due to PARA, or its successor, on any obligation under the terms of this Agreement.

     SECTION 30.9   Approvals by PARA and the Redeveloper.  Wherever this
                    -------------------------------------
Agreement requires the approval of PARA or the Redeveloper, or any officers, agents or employees of either Party, such approval shall not be unreasonably withheld, and approval or disapproval shall be given within the time set forth in the Project Schedule, or, if no time is given, within a reasonable time.

     SECTION 30.10  Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and inure to the benefit of the permitted successors and assigns of the parties hereto, and their heirs, executors, and administrators.

     SECTION 30.11  Exhibits.  All Exhibits attached hereto and/or referred to
                    --------
in this Agreement are incorporated herein as though set forth in full.
     SECTION 30.12  Time of the Essence.  Adherence to the Project Schedule is
                    -------------------
of the essence to this Agreement.

     SECTION 30.13  Modification of Agreement.  No modification, waiver,
                    -------------------------
amendment, discharge, or change of this Agreement shall be valid unless the same is in writing, duly authorized, and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is or may be sought.

                                  ARTICLE XXXI

                    PARTIES' RIGHTS TO OPT OUT OF AGREEMENT

     Tenant shall have the right to terminate this Agreement within 60 days from the date hereof if, in its sole discretion, it determines that engineering considerations and/or anticipated environmental expenses make the Project economically unfeasible. PARA shall have the right to terminate this Agreement within 60 days from the date hereof if it has not acquired the Project Site from IGI by that date and Tenant has not provided an extension. Either party may exercise its right to terminate the Agreement by providing written notice to the other, which notice shall be effective in accordance with Article XXIII herein.



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

STATE OF NEW JERSEY
                         ss:
COUNTY OF MIDDLESEX

     I CERTIFY that on June 12, 2001, Anthony Cappaze personally came before me, and this person acknowledged under oath to my satisfaction that:

          (a) this person is the CEO/President of Lighthouse Fast Ferry, Inc.,. the entity named in this document;

          (b) this document was signed and delivered by Lighthouse Fast Ferry, Inc. as its voluntary act and deed duly authorized by its members; and

          (d) this person signed this proof to attest to the truth of the facts.

                                             /s/ Anthony Colasanti
                                             --------------------------

Signed and sworn to before me

On June 12, 2001.


Leah C. Healley, Attorney at Law

State of New Jersey

STATE OF NEW JERSEY

                    ss:

COUNTY OF MIDDLESEX

     I CERTIFY that on June 12, 2001, Helga Crowley personally came before me, and this person acknowledged under oath to my satisfaction, that:

     (a) this person is the Executive Director of the Perth Amboy Redevelopment Agency, named in this document;

     (b) this person is the attesting witness to the signing of this document by the proper Agency official who is Joseph Vas, Chairman of the Perth Amboy Redevelopment Agency; and

     (c) this document was signed and delivered by PARA as its voluntary act duly authorized by a proper resolution of the Agency; and

     (d) this person signed this proof to attest to the truth of these facts.



Signed and sworn to before me
on June 12, 2001.



/s/ Elaine Kiczula
----------------------------------

Elaine Kiczula
Notary Public of the State of New Jersey

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